UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

HI-CRUSH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd., Suite 600 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 980-6200

(Registrant’s telephone number, including area code)

Hi-Crush Partners LP

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Hi-Crush Inc. is providing the disclosure contained in this Current Report on Form 8-K to reflect the completion of its conversion (the “Conversion”) from a Delaware limited partnership named Hi-Crush Partners LP (the “Partnership”) to a Delaware corporation named Hi-Crush Inc. (the “Corporation”) effective at 4:01 p.m. (Eastern Time) on May 31, 2019 (the “Effective Time”). References to “Hi-Crush” in this Current Report on Form 8-K mean (i) prior to the Effective Time, the Partnership and (ii) following the Effective Time, the Corporation.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 31, 2019, Hi-Crush notified the New York Stock Exchange (the “NYSE”) that the Certificate of Conversion had been filed with the Secretary of State of the State of Delaware. At the Effective Time, each of the common units representing limited partner interests in the Partnership (“Common Units”) outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of common stock of the Corporation, $0.01 par value per share (“Common Stock”).

As of the open of business on June 3, 2019, the Common Units will cease trading on the NYSE, and the Common Stock will commence trading on the NYSE under the ticker symbol “HCR.” Hi-Crush expects the NYSE to file with the Securities and Exchange Commission an application on Form 25 on May 31, 2019, to report that the Common Units are discontinued for trading on the NYSE.

Item 3.03	Material Modification to Rights of Security Holders

The Certificate of Incorporation and Bylaws of Hi-Crush went into effect at the Effective Time. As previously reported in the “Description of Hi-Crush Inc.’s Capital Stock” and “Comparison of the Rights of Stockholders and Unitholders” sections of the definitive proxy statement filed by Hi-Crush on February 20, 2019 (the “Proxy Statement”), certain of the rights associated with Common Stock are different from the rights associated with Common Units. The information set forth in the “Description of Hi-Crush Inc.’s Capital Stock” and “Comparison of the Rights of Stockholders and Unitholders” sections of the Proxy Statement is incorporated by reference into this Item 3.03.

To the extent applicable, the disclosures set forth in (i) Item 3.01 above regarding the conversion of the Common Units into Common Stock, (ii) Item 5.03 below regarding the Certificate of Conversion, Certificate of Incorporation and Bylaws and (iii) Item 8.01 below regarding the Conversion are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the Conversion, the business and affairs of the Corporation will be overseen by the board of directors of the Corporation (the “Board”), rather than Hi-Crush GP LLC (“Hi-Crush GP”), which oversaw the business and affairs of the Partnership as its general partner prior to the Conversion. The directors and executive officers of Hi-Crush GP immediately prior to the Effective Time became the directors and executive officers of the Corporation at the Effective Time. In addition, the committees of the Board, and the membership thereof, immediately prior to the Effective Time, were replicated at the Corporation at the Effective Time.

Hi-Crush Inc. Long Term Incentive Plan

In connection with the Conversion, the Board ratified the Hi-Crush Inc. Long Term Incentive Plan (the “LTIP”), which became effective at the Effective Time, for the benefit of employees, directors and other service providers of the Corporation and its affiliates. The LTIP provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, other stock-based awards, cash awards and substitute awards. The LTIP will be administered by the Board or a committee thereof.

Subject to adjustment in accordance with the terms of the LTIP, 8,731,053 shares of Common Stock have been reserved for issuance pursuant to awards under the LTIP, which number includes shares allocable to the phantom unit awards that were outstanding under the Hi-Crush Partners LP First Amended and Restated Long-Term

Incentive Plan immediately prior to the Effective Date and were converted into awards under the LTIP, effective as of the Effective Date. Shares of Common Stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares will again be available for delivery pursuant to other awards under the LTIP; however, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an award or taxes relating to an award, (ii) shares that were subject to an award but were not issued or delivered as a result of the net settlement or net exercise of such award and (iii) shares repurchased on the open market with the proceeds of an award’s exercise price, will not, in each case, be available for delivery pursuant to other awards under the LTIP.

Under the LTIP, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or awards granted under the LTIP, for such individual’s service on the Board in excess of $500,000, prorated for partial calendar years of service. Additional cash amounts or awards may be paid for any calendar year in which a non-employee director first joins the Board, serves on a special committee of the Board or serves as lead director.

The Hi-Crush Partners LP First Amended and Restated Long-Term Incentive Plan has been terminated, and all units previously registered by the Partnership with respect to that plan have been deregistered with the Securities and Exchange Commission.

The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of the LTIP, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

To the extent applicable, the disclosure set forth in Item 8.01 regarding the Indemnification Agreements is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 31, 2019, to implement the Conversion, Mark C. Skolos, in his capacity as General Counsel, Chief Compliance Officer and Secretary of the Partnership, filed the Certificate of Conversion with the Secretary of State of the State of Delaware, and Hi-Crush GP, in its capacity as the as the sole incorporator of the Corporation, filed with the Secretary of State of the State of Delaware the Certificate of Incorporation. The Conversion became effective at the Effective Time.

At the Effective Time, the Partnership converted to the Corporation pursuant to a plan of conversion, and the Certificate of Incorporation and the Bylaws of the Corporation became effective.

The full text of the Certificate of Conversion, Certificate of Incorporation and Bylaws are filed herewith as Exhibits 3.1, 3.2 and 3.3 and are incorporated herein by reference as Exhibits 3.1, 3.2 and 3.3, respectively.

Item 8.01	Other Events

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is a successor registrant to the Partnership and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The shares of Common Stock of the Corporation, as the successor registrant to the Partnership, are deemed to be registered under Section 12(b) of the Exchange Act.

Holders of uncertificated units of the Partnership immediately prior to the Conversion continued as holders of uncertificated stock of the Corporation upon effectiveness of the Conversion.

Indemnification Agreements

In connection with the Conversion, the Corporation entered into indemnification agreements with each of its directors and executive officers (the “Indemnification Agreements”). The Indemnification Agreements require the Corporation to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Corporation, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The Indemnification Agreements are substantially in the form referenced as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit Description

3.1	Certificate of Conversion of Hi-Crush Partners LP.

3.2	Certificate of Incorporation of Hi-Crush Inc.

3.3	Bylaws of Hi-Crush Inc.

10.1	Hi-Crush Inc. Long Term Incentive Plan, effective as of May 31, 2019.

10.2	Form of Indemnification Agreement.

99.1	Press Release dated May 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 31, 2019	Hi-Crush, Inc.

	By:	/s/ Mark C. Skolos
	Name:	Mark C. Skolos
	Title:	General Counsel, Chief Compliance Officer and Secretary

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